Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Helmerich & Payne, Inc.

Subsidiaries of Helmerich & Payne, Inc.

White Eagle Assurance Company (Incorporated in Vermont)

Helmerich & Payne International Drilling Co. (Incorporated in Delaware)

Subsidiaries of Helmerich & Payne International Drilling Co.

Helmerich & Payne (Africa) Drilling Co. (Incorporated in Cayman Islands, British West Indies)

Helmerich & Payne (Colombia) Drilling Co. (Incorporated in Oklahoma)

Helmerich & Payne (Gabon) Drilling Co. (Incorporated in Cayman Islands, British West Indies)

Helmerich & Payne (Argentina) Drilling Co. (Incorporated in Oklahoma)

Helmerich & Payne (Boulder) Drilling Co. (Incorporated in Oklahoma)

Helmerich & Payne (Peru) Drilling Co., Sucursal del Peru, Lima (Lima Branch - Incorporated in Peru)

Helmerich & Payne (Peru) Drilling Co., Sucursal del Peru (Iquitos Branch - Incorporated in Peru)

Helmerich & Payne (Australia) Drilling Co. (Incorporated in Oklahoma)

Helmerich & Payne del Ecuador, Inc. (Incorporated in Oklahoma)

Helmerich & Payne de Venezuela, C.A. (Incorporated in Venezuela)

Helmerich & Payne Rasco, Inc. (Incorporated in Oklahoma)

H&P Finco (Incorporated in Cayman Islands, British West Indies)

H&P Invest Ltd. (Incorporated in Cayman Islands), British

West Indies, doing business as H&P (Yemen) Drilling Co.

Subsidiary of H&P Invest Ltd.

Turrum Pty. Ltd. (Incorporated in Papua, New Guinea)

The Space Center, Inc. (Incorporated in Oklahoma)

Helmerich & Payne Properties, Inc. (Incorporated in Oklahoma)

Utica Square Shopping Center, Inc. (Incorporated in Oklahoma)

Subsidiaries of Utica Square Shopping Center, Inc.

Fishercorp, Inc. (Incorporated in Oklahoma)